As filed with the Securities and Exchange Commission on July 22, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHILLIPS 66 PARTNERS LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	4610	38-3899432
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3010 Briarpark Drive

Houston, Texas 77042

(855) 283-9237

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Paula A. Johnson

Vice President, General Counsel and Secretary

3010 Briarpark Drive

Houston, Texas 77042

(281) 293-6600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William N. Finnegan IV Brett E. Braden Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	G. Michael O’Leary David C. Buck Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    File No. 333-187582

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Common Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common units representing limited partner interests	18,888,750	$23.00	$434,441,250	$59,257.79

(1)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units.
(2)	Based upon the public offering price.
(3)	The Registrant has previously paid $49,411 in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-187582) initially filed on March 27, 2013.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed with respect to the registration of additional common units representing limited partner interests of Phillips 66 Partners LP, a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-187582), initially filed by Phillips 66 Partners LP with the Securities and Exchange Commission on March 27, 2013, as amended by Amendment No. 1 thereto filed on May 6, 2013, Amendment No. 2 thereto filed on May 10, 2013, Amendment No. 3 thereto filed on June 3, 2013, Amendment No. 4 thereto filed on June 27, 2013 and Amendment No. 5 thereto filed on July 15, 2013, and which was declared effective on July 22, 2013, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

a. Exhibits. All exhibits previously filed or incorporated by reference in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-187582), are incorporated by reference into, and shall be deemed to be a part of, this filing, except for the following, which are filed herewith:

Exhibit Number		Description

5.1	—	Opinion of Latham & Watkins LLP

8.1	—	Opinion of Latham & Watkins LLP relating to tax matters

23.1	—	Consent of Ernst & Young LLP

23.2	—	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.3	—	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-187582) initially filed with the Securities and Exchange Commission on March 27, 2013 and incorporated by reference herein)

b. Financial Statement Schedules

None.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 22, 2013.

Phillips 66 Partners LP

By:	Phillips 66 Partners GP LLC, its General Partner

By:	/s/ Paula A. Johnson
Paula A. Johnson
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 22, 2013.

Signature	Title

*
Greg C. Garland	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

*
Greg G. Maxwell	Director, Vice President and Chief Financial Officer (Principal Financial Officer)

*
C. Doug Johnson	Vice President and Controller (Principal Accounting Officer)

*
Tim G. Taylor	Director and President

*
C.C. Reasor	Director and Vice President, Investor Relations

*	The undersigned, by signing this Registration Statement, does sign and execute this Registration Statement on behalf of the indicated persons for whom the undersigned is attorney-in-fact pursuant to a Power of Attorney executed by the above-named directors and officers of the Registrant.

By:	/s/ Paula A. Johnson
Attorney-in-fact

Dated: July 22, 2013

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EXHIBIT INDEX

Exhibit Number		Description

5.1	—	Opinion of Latham & Watkins LLP

8.1	—	Opinion of Latham & Watkins LLP relating to tax matters

23.1	—	Consent of Ernst & Young LLP

23.2	—	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.3	—	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-187582) initially filed with the Securities and Exchange Commission on March 27, 2013 and incorporated by reference herein)

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